FINANCIAL RESULTS Third Quarter 2026 Earnings Presentation
| October 22, 2026

Forward looking statements This presentation may contain “forward
-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward
-looking statements. These include statements concerning the Corporation’s future economic, operational, and financial performance,
which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected.
For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward
-looking statements, see the Corporation’s Securities and Exchange
Commission filings, including, but not limited to, those risks and uncertainties included under the captions “Risk Factors” and “Forward
-Looking Statements” set forth in these filings and any updates to such risks and uncertainties contained in subsequent report
s
on Form 10-K, Form 10-Q or Form 8-K. Undue reliance
should not be placed on the forward-looking statements in this press release, which are based upon information available to the Corporation on the date hereof. The Corporation undertakes no duty to update this information unless required by law. NON-GAAP FINANCIAL
MEASURES In addition to the Corporation’s financial information presented in accordance with GAAP, management uses
certain non-GAAP financial measures within the meaning
of Regulation G promulgated by the SEC, to clarify and enhance understanding of past performance
and prospects for the future. Please refer to pages 15-17 for a reconciliation of GAAP to non-GAAP measures and calculations. 2

Agenda 1 3Q 2026 Quarter Highlights Aurelio Alemán President and
Chief Executive Officer Pages 4-5 2 3Q 2026 Results of Operations
Said Ortiz Executive Vice President and Chief Financial Officer
Pages 7-12 3 Questions and Answers Appendix: p. 14+ 3

3Q 2026 | PERFORMANCE HIGHLIGHTS

1 First BanCorp

Strong return on assets of 1.98%; healthy balance sheet trends

Growth across the franchise, stable credit, and strong profitability

NET INCOME	DILUTED EPS	ROAA	NIM (GAAP)	EFFICIENCY RATIO	TOTAL LOANS	DEPOSITS (EX. BROKERED)	CET1 RATIO
$96.1M	$0.63	1.98%	4.73%	50.1%	$13.4B	$16.3B	16.9%
Flat QoQ	▲ +$0.01 QoQ	▼ -4 bps QoQ	▼ -14 bps QoQ	▲ +2.0 pts QoQ	▲ +3.3% ann. QoQ	▲ +$44M QoQ	▼ -5 bps QoQ
▼ -$4.4M YoY	▲ +$0.12 YoY (adj.)	▼ -12 bps YoY	▲ +16 bps YoY	▼ -16 bps YoY	▲ +2.4% YoY	▲ +$86M YoY	▲ +24 bps YoY
Strong core revenue and stable credit costs	*Up 14% year-to-date vs. same period last year*	*19th straight quarter above 1.5%*	*2Q26 higher by 7 bps due to purchase discount and def. fee acceleration*	*Below the 52% operating target*	*Broad-based growth across all geographies*	*Driven by $120 million increase in core deposits during 3Q26*	*Well above well-capitalized levels*

PROFITABILITY

- Net income of $96.1 million ($0.63 per diluted share), flat vs 2Q 2026
- Net interest income decreased to $227.5 million, and the margin was down by 14 basis points reaching 4.73%
- On a non-GAAP basis, adjusted pre-tax, pre-provision income of $129.9 million, $7.6 million below 2Q 2026
- Operating expenses were up by $2.9 million resulting in an efficiency ratio of 50.1% vs. 48.1% in 2Q 2026

BALANCE SHEET

- Total loans increased by 3.3% on a linked-quarter annualized basis to $13.4 billion driven by commercial and industrial loan growth across all regions
- Total non-brokered deposits grew by $43.7 million during the quarter
    - Increase mainly driven by a $120.4 million increase in core customer deposits partially offset by a $76.7 million reduction in fully collateralized government deposits

ASSET QUALITY

- Non-performing assets (“NPA”) ratio was flat at 0.59%
- Annualized net charge-offs to average loans increased by 6 bps to 0.55%, mostly due to a $2.0 million increase in consumer loan net charge-offs

LIQUIDITY AND CAPITAL

- Total available liquidity sources of approximately $6.2 billion or 1.3x of uninsured deposits (excluding fully collateralized govt. deposits)
- Repurchased $50.0 million in common stock and declared $30.4 million in common stock dividends; CET1 remains strong and above well-capitalized levels at 16.9%
- On a non-GAAP basis, tangible book value per share decreased by 4.2% to $12.15 mostly driven by AOCL impact and tangible common equity ratio decreased to 9.6%

4

3Q 2026 | FRANCHISE HIGHLIGHTS PR economy steady; significant
excess capital to continue supporting strategic priorities PUERTO
RICO ECONOMY +0.1% Economic Activity Index August
YoY Growth (%) 6.1% August 2026 Unemployment Rate
ASSET QUALITY 0.59% NPA ratio 1.81% ACL coverage
CAPITAL AND RETURNS 19.46% Return on Average Equity
84% Net payout 3Q26 Operating Environment Steady economic
backdrop +0.3% real GNP growth in FY2026 and 0.2% expected
for FY2027 August 2026 Economic Activity Index at 128.1 (+0.1%
year-over-year growth) Disaster recovery Ongoing federal
disbursements, mainly from FEMA and HUD (CDBG), continue to support reconstruction and the overall economy Encouraging reshoring activity
Announced expansion plans equivalent to a $2.2B investment and
4K+ jobs committed in Puerto Rico Auto sector normalizing
September year-to-date 2026 retail auto sales down 13%; August 2026 down
5% YoY and September up 1.2% YoY Business Highlights
Loan Growth Loans up 3.3% annualized on a linked-quarter
basis, led by commercial and industrial; total originations up 8% YoY
Strong end-of-year pipeline Deposits Core deposits up 3.6% annualized on a linked-quarter basis Proactively managing funding costs in a volatile rate environment Channels Active digital banking users up 6.5% YoY and ~95% of deposit transactions captured
through digital and self-service channels Increased
branch footprint in non-competing markets Recognitions and Awards
Recognized by Global Finance as “Best Digital User Experience
in Latin America and Puerto Rico” and “Best Digital Banking App”
in Puerto Rico Strategic Priorities Grow Market Share Loan growth:
3%-5% organic loan
growth target Focus on speed, service quality, and providing the best experience for customers across multiple channels Profitability
Sustain top-quartile profitability while safeguarding asset quality Maintain efficiency ratio below 52% Enhance Shareholder Value
Return at least ~100% of earnings to shareholders; 84% of earnings returned via buybacks and dividends in 3Q26 Deploy AI
Strategically Use AI to enhance capabilities and the way we serve our clients by focusing on automating routine tasks to drive operational efficiency and improve customer experience 5

3Q 2026 | OUTLOOK AND TARGETS Year-to-date key
performance metrics on track Stated financial targets vs. year-to-date performance Priority Target YTD 3Q 2026 Status Comment
Organic loan growth ~3% - 5% +1.8% (2.4% annualized) On track
(Low-End) Pipelines and +8% YoY originations support
end-of-year expectations Efficiency ratio ~50% - 52% 49.1% Ahead
50.1% in 3Q26 Net Interest Income / Margin Baseline 2026:
~4.80% 4.78% On track 20 bps NIM expansion YTD; volatile rate environment impacting funding costs Capital return ~100% of annual earnings 86% On track $150M buybacks and $92.9M dividends
YTD Capital strength Above well-capitalized and internal
targets CET1 16.9% On track TCE ratio 9.55% (non-GAAP) due
to AOCL impact Asset quality Safeguard while growing NCO 0.55%;
NPA 0.59% On track Proactively monitoring inflationary
pressures on consumers Strategic priorities: selectively grow share in core segments, achieve operating leverage, and deploy AI to automate routine tasks and improve customer experience
6

Results of Operations

3Q 2026 | DISCUSSION OF RESULTS

1First BanCorp

Net income flat vs. 2Q26; lower provision expense and taxes offset higher expenses and lower income

NET INCOME BRIDGE · 2Q26 → 3Q26 ($MM)


$96.1
-$1.6
$2.7
-$3.1
-$2.9
$4.9
$96.1
2Q26 Net Income
Net Interest Income
Provision
Non-Interest Income
Non-Interest Expenses
Income Taxes
3Q26 Net Income

NON-GAAP RECONCILIATION · EXCLUDING AOCL IMPACT[1]

TCE Ratio	Tangible BV / Share	ROACE
9.55% → **11.76%**	$12.15 → **$15.34**	19.46% → **16.30%**
AOCL impact +2.21 pts	*AOCL impact +$3.19*	*AOCL impact -3.16 pts*

INCOME STATEMENT AND SELECTED FINANCIAL DATA

$000s, except per share data	3Q 2026	2Q 2026	Variance	3Q 2025
Interest income	$290,845	$287,710	$3,135	$282,743
Interest expense	63,318	58,579	4,739	64,827
Net interest income	**227,527**	**229,131**	**(1,604)**	**217,916**
Provision for credit losses	**14,633**	**17,333**	**(2,700)**	**17,593**
Total non-interest income	**32,590**	**35,732**	**(3,142)**	**30,794**
Personnel expense	64,286	63,439	847	59,761
Occupancy and equipment expense	22,299	22,108	191	22,185
Professional service fees	11,435	13,116	(1,681)	11,903
FDIC deposit insurance	2,156	2,167	(11)	2,236
Net (gain) loss on OREO operations	(766)	(842)	76	1,033
Other non-interest expenses	30,812	27,336	3,476	27,776
Total non-interest expenses	**130,222**	**127,324**	**2,898**	**124,894**
Pre-tax income	115,262	120,206	(4,944)	106,223
Income tax expense	19,147	24,052	(4,905)	5,697
Net income	**$96,115**	**$96,154**	**$(39)**	**$100,526**
SELECTED FINANCIAL DATA				
Adj. pre-tax, pre-provision income[1]	$129,895	$137,539	$(7,644)	$121,458
Fully diluted EPS	$0.63	$0.62	$0.01	$0.63
Tangible book value per share	$12.15	$12.68	($0.53)	$11.79
Common stock price, end of period	$26.34	$26.07	$0.27	$22.05
Dividend payout ratio	31.44%	31.92%	-0.48%	28.52%
Net interest margin (GAAP)	4.73%	4.87%	-0.14%	4.57%
Efficiency ratio	50.06%	48.07%	1.99%	50.22%
ROAA	1.98%	2.02%	-0.04%	2.10%

[1] Non-GAAP financial measures; see calculation and management's rationale on slides 15-17, "3Q 2026 | Appendix: Non-GAAP Reconciliation".

8

3Q 2026 | NET INTEREST INCOME AND MARGIN

1First BanCorp

Strong net interest margin; higher rate environment impacting funding costs

NET INTEREST INCOME AND MARGIN ($MM)[1]


$217.9
$222.8
$221.0
$229.1
$225.7
$227.5
4.57%
4.68%
4.75%
4.87%
4.80%
4.73%
3Q25
4Q25
1Q26
2Q26
2Q26 (Adj.)
3Q26
Net Interest Income ($)
Net Interest Margin (GAAP %)

EVOLUTION OF LOAN YIELDS AND COST OF FUNDS[1][2]


7.62%
7.55%
7.49%
7.51%
7.46%
7.42%
6.11%
+6.09%
+6.07%
+6.12%
+6.07%
+5.95%
1.51%
1.46%
1.42%
1.39%
1.39%
1.47%
3Q25
4Q25
1Q26
2Q26
2Q26 (Adj.)
3Q26
Loan Yields
Cost of Funds

NET INTEREST MARGIN BRIDGE[1]


+0.20%
4.58%
4.78%
Full Year 2025 NIM
YTD 3Q26 NIM
4.87%
0.07%
4.80%
-0.07%
0.09%
0.02%
4.73%
2Q26 NIM
One-Timers
2Q26 (Adj.)
Change in CoF
Change in Debt Secs.
3Q26 NIM

Key highlights

- Net interest income decreased by $1.6 million to $227.5 million primarily reflecting the following:
  - $3.4 million in interest income recognized during 2Q26 from purchase discount and deferred fees accelerations due to certain refinancings and an increase of $4.8 million in deposit costs
  - Partially offset by higher commercial and construction loan balances, reinvestment of maturing debt securities in higher-yielding assets, and $1.3 million related to an additional day in the quarter
- Year-to-date 3Q26 net interest margin up 20 bps vs. full year 2025

[1] 2Q26 net interest income, margin, and loan yields adjusted for one-time impact of purchase discount and deferred fee acceleration due to refinancings.
[2] Average cost of funds include cost of all interest-bearing deposits, non-interest-bearing deposits, and wholesale funding

9

3Q 2026 | NON-INTEREST INCOME AND EXPENSES Other income
up 6% YoY; expenses grew to $130 million;
efficiency ratio below 52% target NON-INTEREST INCOME
($MM) $30.8 $34.4 $37.7 $35.7 $32.6 $17.7 $20.3 $23.7 $22.1
$19.1 $3.3 $4.2 $4.0 $3.7 $3.7 $9.8 $9.9 $9.9 $9.9 $9.8 3Q25
4Q25 1Q26 2Q26 3Q26 Other Mortgage Banking Service Charges
on Deposits NON-INTEREST EXPENSES ($MM) $124.9 $126.9
$127.1 $127.3 $130.2 $1.9 $0.2 -$0.2 $0.4 $0.1 $59.8 $63.2
$65.3 $63.4 $64.3 $63.2 $63.5 $62.0 $63.5 $65.8 3Q25 4Q25
1Q26 2Q26 3Q26 Credit Related Payroll Related Other
Operating Expneses Key highlights Non-interest income of $32.6 million compared to $35.7 million in 2Q26; decrease mainly reflected:
$1.9 million in lower realized gains on purchased income tax credits and a $0.6 million gain from the sale of a fixed asset in the
Florida region in the previous quarter Non-interest expenses amounted to $130.2 million compared to $127.3 million in 2Q26;
increase mainly driven by: An additional $2.8 million contingency reserve for interest and penalties associated with escrowed rent in connection with an adverse ruling involving a commercial OREO property
in the U.S. Virgin Islands 10

3Q 2026 | ASSET QUALITY Stable credit performance; low NPA
levels and stable ACL coverage NPA / TOTAL ASSETS
Repossessed Assets and Other Non-Performing Loans NPAs/Assets
$119.4 $114.1 $108.8 $113.9 $114.1 $23.2 $21.5 $21.1
$19.4 $17.9 0.62% 0.60% 0.57% 0.59% 0.59% $96.3 $92.6 $87.7
$94.6 $96.2 3Q25 4Q25 1Q26 2Q26 3Q26 NPA – DISTRIBUTION
BY TYPE Repossessed Assets and Other Consumer Residential
Construction Commercial $119.4 $114.1 $108.8 $113.9 $114.1
$23.2 $21.5 $21.1 $19.4 $17.9 $20.7 $21.4 $19.7 $17.6 $18.6 $28.9
$29.2 $28.1 $23.4 $23.9 $5.6 $5.5 $5.4 $5.5 $5.5 $41.1 $36.4
$34.5 $48.1 $48.2 3Q25 4Q25 1Q26 2Q26 3Q26 NCO / AVG.
LOANS 0.62% 0.63% 65.00% 49.00% 55.00% 3Q25 4Q25
1Q26 2Q26 3Q26 ACL / LOANS HFI 1.89% 1.90% 1.87% 1.85%
1.81% 3Q25 4Q25 1Q26 2Q26 3Q26 Key highlights Non-performing assets increased by $0.2 million to $114.1 million,
driven by a $1.6 million increase in nonaccrual loans, primarily in auto loans, partially offset by a $1.3 million decrease
in the OREO portfolio balance Net-charge offs increased to 0.55% compared to 0.49%, primarily reflecting a $2.0 million increase in consumer loans and finance leases net charge-offs, mainly in the auto loan portfolio
Loans in early delinquency (30-89 days past due) – increased by $12.1 million to $155.5 million, which included an $8.3 million matured construction loan that was fully repaid in October and a $6.8 million increase in consumer loans and finance leases, mainly auto loans ACL to loans held for investment decreased to 1.81%
of which 2 bps was related to a reduction in ACL for residential mortgage 11

3Q 2026 | CAPITAL AND RETURNS Strong capital levels and consistent
shareholders’ distributions CAPITAL RATIOS (%)
17.9 16.7 11.5 9.7 18 16.8 11.6 10.1 18.2 16.9 11.7 10.1 18.2
17 11.7 10.1 18.2 16.9 11.7 9.6 3Q25 4Q25 1Q26 2Q26
3Q26 Total Risk-Based Capital Tier-1 Common Leverage
Tangible Common CAPITAL RETURNED AND NET
PAYOUT RATIO (% OF EARNINGS) 78% 90%
92% 84% 84% $78.7 $78.3 $81.5 $81.0 $80.4 $50.0 $50.0 $50.0
$50.0 $50.0 $28.7 $28.3 $31.5 $31.0 $30.4 3Q25 4Q25 1Q26 2Q26
3Q26 Repurchases Dividends TANGIBLE BOOK VALUE
PER SHARE $11.79 $12.29 $12.45 $12.68 $12.15 3Q25
4Q25 1Q26 2Q26 3Q26 Key highlights Total equity amounted
to $1.9 billion,
a decrease of $101.3 million from prior quarter driven by a
$119.4 million decrease in the fair value of available-for-sale debt securities due to changes in market interest rates recognized as part of accumulated other comprehensive loss Repurchased $50.0 million in common stock and declared $30.4 million in common stock
dividends; net payout ratio of approximately 84% of 3Q26 earnings
Capital ratios significantly above “well-capitalized” levels with CET1 at 16.9% 12

3Q 2026 Financial Results Appendix and Non-GAAP Financial Measures

3Q 2026 | BALANCE SHEET HIGHLIGHTS

LOAN PORTFOLIO - $MM


$13,061
$13,142
$13,104
$13,273
$13,381
Loans HFS
$13
$17
$13
$16
$17
Commercial
$6,163
$6,243
$6,322
$6,464
$6,564
Consumer
$3,736
$3,709
$3,659
$3,661
$3,638
Construction
$260
$266
$195
$205
$218
Residential
$2,889
$2,908
$2,915
$2,927
$2,944
3Q25
4Q25
1Q26
2Q26
3Q26

TOTAL DEPOSITS - $MM (EXCLUDING BROKERED CDS)


$16,233
$16,077
$16,089
$16,275
$16,318
Public Funds
$3,438
$3,016
$2,869
$3,037
$2,960
CDs & IRAs
$3,055
$3,122
$3,179
$3,241
$3,494
Commercial
$4,879
$5,019
$5,060
$5,074
$4,995
Retail
$4,861
$4,920
$4,981
$4,923
$4,869
3Q25
4Q25
1Q26
2Q26
3Q26

PUBLIC FUNDS DISTRIBUTION - $MM


Public Corp/Agencies
Municipalities
US Govt.
$2,960
PR
$2,551
(86%)
Other
$409
(14%)
3Q26
$1,933
(76%)
$566
(22%)
$52
(2%)

LOAN ORIGINATIONS - $MM[1]


$1,371
$1,391
$1,248
$1,718
$1,479
Consumer
Credit Cards
Residential
Construction
Commercial
$267
$104
$132
$35
$833
$261
$104
$128
$29
$869
$253
$95
$116
$14
$770
$290
$103
$134
$36
$1,155
$272
$101
$136
$23
$947
3Q25
4Q25
1Q26
2Q26
3Q26

COMPOSITION OF DEPOSIT PORTFOLIO VS. AVAILABLE LIQUIDITY - $MM[2]


$16,275
$16,318
NIB
$5,549
(34%)
$5,466
(33%)
IB
$10,726
(66%)
$10,852
(67%)
2Q26
3Q26
$8,529
(52%)
$4,829
(30%)
$2,960
(18%)
Insured
Uninsured
Public Funds
$4,829
Uninsured Deposits
$6,191
$463
$2,121
$1,108
$2,499
Available Liquidity
Cash & Equivalents
Free Liquid Securities
FHLB Availability
Fed Line

[1]Loan Originations include refinancings and renewals, as well as credit card utilization activity
[2]Uninsured deposits exclude public funds which are fully collateralized

14

3Q 2026 | APPENDIX: NON-GAAP RECONCILIATION
Tangible common equity (“TCE”) and tangible book value per
share (“TBVPS”) In thousands,
except ratios and per share information 3Q26 2Q26 1Q26 4Q25
3Q25 Total common equity (GAAP) $1,875,484 $1,976,833
$1,967,239 $1,966,865 $1,918,045 Goodwill (38,611) (38,611)
(38,611) (38,611) (38,611) Other intangible assets (2,804)
(3,022) (3,240) (3,458) (3,676) Tangible common equity
$1,834,069 $1,935,200 $1,925,388 $1,924,796 $1,875,758 Total
assets (GAAP) $19,250,334 $19,241,235 $19,086,105 $19,132,892
$19,321,335 Goodwill (38,611) (38,611) (38,611) (38,611)
(38,611) Other intangible assets (2,804) (3,022) (3,240) (3,458)
(3,676) Tangible assets $19,208,919 $19,199,602 $19,044,254
$19,090,823 $19,279,048 Common shares outstanding 150,921
152,674 154,694 156,619 159,135 TCE ratio 9.55% 10.08% 10.11%
10.08% 9.73% TBVPS $12.15 $12.68 $12.45 $12.29 $11.79 Basis
of presentation This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes that the presentation of these non-GAAP financial
measures enhances the ability of analysts and investors to analyze trends in the Corporation’s business and understand the performance of the Corporation. Where non-GAAP financial measures are
used, the most comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the most comparable
GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. TCE and TBVPS
TCE is total
common equity less goodwill and other intangibles. Tangible assets are total assets less goodwill and other intangibles. Management and many stock analysts use the TCE ratio and TBVPS in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets. Neither measure should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP.
15

3Q 2026 | APPENDIX: NON-GAAP RECONCILIATION

1 First BanCorp

Adjusted pre-tax, pre-provision income

$ in thousands

	3Q26	2Q26	1Q26	4Q25	3Q25
Income before income taxes	$115,262	$120,206	$114,263	$107,327	$106,223
Add: Provision for credit losses	14,633	17,333	17,273	22,971	17,593
Less: FDIC special assessment reversal	-	-	(92)	(1,099)	-
Less: Employee retention credit	-	-	-	-	(2,358)
Adjusted PTPP income	**$129,895**	**$137,539**	**$131,444**	**$129,199**	**$121,458**
Change from prior period ($)	$(7,644)	$6,095	$2,245	$7,741	$(2,014)
Change from prior period (%)	-5.6%	4.6%	1.7%	6.4%	-1.6%

Adjusted PTPP income ($M)


$129.9
$137.5
$131.4
$129.2
$121.5
3Q26
2Q26
1Q26
4Q25
3Q25

Adjusted pre-tax, pre-provision income

Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress, including as a result of natural catastrophes or health epidemics. Adjusted pre-tax, pre-provision income, as defined by management, represents income before income taxes adjusted to exclude the provision for credit losses expense, as well as certain items that management believes are not reflective of core operating performance.

16

3Q 2026 | APPENDIX: NON-GAAP RECONCILIATION

1First BanCorp

Adjusted TCE ratio, TBVPS and ROACE excluding AOCL

As of September 30, 2026, and 3Q26 averages; $ in thousands, except per share

As of September 2026	
TCE	$1,834,069
Add: AOCL on AFS debt securities	480,464
Adjusted TCE	**$2,314,533**
Tangible assets	$19,208,919
Add: AOCL on AFS debt securities	480,464
Adjusted tangible assets	**$19,689,383**
Adjusted TCE ratio	**11.76%**
Common shares outstanding	150,921
Adjusted TBVPS	**$15.34**

3Q26 (average)	
Average common equity	$1,959,928
Add: avg. AOCL on AFS debt securities	379,234
Adjusted average common equity	**$2,339,162**
Net income	$96,115
Adjusted ROACE	**16.30%**

Reported → AOCL impact → Adjusted

TCE ratio: 9.55% → **+2.21%** → **11.76%**

TBVPS: $12.15 → **+$3.19** → **$15.34**

ROACE: 19.46% → **-3.16%** → **16.30%**

Definitions

Adjusted TCE ratio: total common equity less goodwill and other intangibles, after exclusion of net unrealized losses on AFS debt securities recognized in AOCL, divided by total assets less goodwill and other intangibles, after the same exclusion.

Adjusted TBVPS: adjusted TCE divided by common shares outstanding.
Adjusted ROACE: net income divided by average total common equity after exclusion of average net unrealized losses on AFS debt securities recognized in AOCL.

17

Thank You Questions and Answers Earnings Presentation |
October 22, 2026 18